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                                                                     EXHIBIT 5.1

                                                                  April 12, 2001

        [Opinion of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana,
                             Houston, Texas 77002]


Transocean Sedco Forex Inc.
(a Cayman Islands Exempted Company)
4 Greenway Plaza
Houston, Texas 77046
United States of America

Gentlemen,

     As set forth in a Registration Statement on Form S-3 (Registration No. 333-58604) (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), under the Securities Act of 1993, as amended (the "Act"), relating to (i) the Company's unsecured debt securities (the "Debt Securities"), (ii) the Company's ordinary shares, par value $0.01 per share (the "Ordinary Shares"), (iii) the Company's preference shares, par value $0.10 per share (the "Preference Shares"), and (iv) warrants (the "Warrants") to purchase Debt Securities, Preference Shares, Ordinary Shares or other securities to be issued and sold by the Company from time to time pursuant to the Act for an aggregate initial offering price not to exceed $2,000,000,000 (the "Securities"), certain legal matters in connection with such Debt Securities are being passed upon for you by us.

     In our capacity as your counsel in the connection referred to above, we have examined (i) the Articles of Association and Memorandum of Association of the Company (the "Charter Documents"); (ii) the Indenture dated as of April 15, 1997, as supplemented by the First Supplemental Indenture dated as of April 15, 1997, the Second Supplemental Indenture dated as of May 14, 1999 and the Third Supplemental Indenture dated as of May 24, 2000 (the "Senior Indenture"), between the Company or a predecessor thereto and Chase Bank of Texas, National Association (now known as The Chase Manhattan Bank), as trustee, pursuant to which the senior Debt Securities may be issued; (iii) the Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") in the form of Exhibit 4.7 to the Registration Statement to be executed by the Company and a trustee to be designated therein, pursuant to which subordinated Debt Securities may be issued; and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed

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with the Commission describing the Securities offered thereby; (iii) all
Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. With respect to Debt Securities to be issued under the Indentures, when
(i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters; (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of both the applicable Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board; and (iv) with respect to Debt Securities to be issued under the Subordinated Debt Indenture, the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of
(A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights generally and (B) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     This opinion is limited to the laws of the State of New York and applicable federal laws of the United States.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ Baker Botts L.L.P.
JDG/JHM